Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on POST-EFFECTIVE AMENDMENT NO. 2 TO FORM F-1 ON FORM F-3 of Immatics N.V. of our report dated March 30, 2021 relating to the consolidated financial statements, which appears in Immatics N.V.’s Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

Stuttgart, Germany

August 2, 2021

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Dietmar Eglauer	/s/ ppa. Jens Rosenberger
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)